EXHIBIT 99.3

                     ATWOOD OCEANICS, INC. AND SUBSIDIARIES
                     ANALYSIS OF REVENUES AND DRILLING COSTS
                                   (Unaudited)



                                             FOR THE THREE MONTHS ENDED
                                                DECEMBER 31, 2006

                                                                   DRILLING
                                               REVENUES              COSTS
                                               --------             -------
                                                       (In Millions)

ATWOOD HUNTER                                   $ 17.8                $ 5.9
ATWOOD EAGLE                                      14.8                  7.9
ATWOOD SOUTHERN CROSS                             11.4                  5.3
ATWOOD FALCON                                      8.9                  8.7
ATWOOD BEACON                                      8.7                  4.0
VICKSBURG                                          8.5                  3.8
SEAHAWK                                            8.1                  6.8
RICHMOND                                           7.5                  3.1
AUSTRALIA MANAGEMENT CONTRACTS                     3.1                  2.5
OTHER                                                -                  1.1
                                                 -----                -----
                                                  88.8                 49.1
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